Exhibit 10.20

Time-Based Vesting

Restricted Stock Unit Grant - Hong Kong Taxpayers

OM ASSET MANAGEMENT PLC

EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of                       , 20     (the “Grant Date”) between OM Asset Management plc, a public company limited by shares and incorporated under the laws of England and Wales (the “Company”), and                                        (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the OM Asset Management plc Equity Incentive Plan (the “Plan”) for the benefit of the employees of the Company and its Subsidiaries; and

WHEREAS, the Committee, as defined in the Plan, has authorized the Award to the Participant of Restricted Stock Units under the Plan, on the terms and conditions set forth in the Plan and in this Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Participant hereby agree as follows:

1.                                      Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

2.                                      Award of Restricted Stock Units.

The Committee hereby grants to the Participant, on the Grant Date set forth above, [insert #] Restricted Stock Units.

3.                                      Vesting of Restricted Stock Units.

The Restricted Stock Units will become non-forfeitable and the Risk of Forfeiture shall lapse on the vesting dates (the “Vesting Dates”) and in the proportions described below, provided that the Participant is continuously employed by the Company or an Affiliate until the applicable Vesting Date.

Percentage of Shares Vesting		Vesting Date

%

%

%

4.                                      Forfeiture of Restricted Stock Units.

If the Participant’s employment with the Company and its Affiliates terminates prior to a Vesting Date for any reason, except as described in Section 5, any unvested Restricted Stock Units shall automatically be forfeited, and all of the Participant’s rights to and interest in the Restricted Stock Units shall terminate without payment of consideration.

5.                                      Accelerated Vesting Upon Certain Terminations.

If the Participant’s employment with the Company and its Affiliates terminates prior to a Vesting Date as a result of the Participant’s: (a) death; (b) disability for which the Participant qualifies for benefits under a long-term disability plan sponsored by the Company or an Affiliate; or (c) involuntary termination without Cause, the Committee may, in its sole discretion, (i) provide that the Participant’s Restricted Stock Units shall not be forfeited upon such termination of employment, and the Participant shall be eligible for settlement of this Award in accordance with Section 6 upon such termination of employment; or (ii) where the Participant is subject to a post-termination covenant not to compete with the Company and/or its Affiliates that constitutes a Risk of Forfeiture, provide that the Participant’s Restricted Stock Units shall not be forfeited upon such termination of employment, and that the Restricted Stock Units shall be settled in accordance with Section 6 upon the earlier of (A) the applicable Vesting Date; and (B) the expiration of the noncompete period, provided, however, that the Participant complies with the covenant not to compete through to such date.

6.                                      Settlement of Restricted Stock Units.

Within a reasonable period of time after an applicable Vesting Date or any earlier applicable date set forth in Section 5, the Company shall issue or transfer to or for the benefit of the Participant that number of shares of Stock equal to the aggregate number of Restricted Stock Units for which the Participant is then entitled to settlement.

7.                                      Voting and Dividend Equivalents.

Unless and until shares of Stock are issued or transferred to the Participant in settlement of vested Restricted Stock Units hereunder and are evidenced in book entry form on the records of the Company’s transfer agent in the name of the Participant, Participant shall not be, or have any of the rights or privileges of, a stockholder of the Company.  Following vesting of any Restricted Stock Units hereunder, the Participant shall be entitled to receive payments (without interest or other earnings) equivalent to any dividends declared with respect to the shares of Stock underlying such vested Restricted Stock Units, the record dates for which fall on or after the Grant Date and prior to the date on which such shares of Stock are settled upon the Participant, at the time such shares of Stock are issued or transferred to the Participant in accordance with Section 6.

8.                                      Authority of the Committee.

This Agreement and the Restricted Stock Units awarded hereunder shall be subject to such rules and regulations as the Committee shall adopt pursuant to the Plan.  All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be final, conclusive and binding upon the Participant and any person claiming any interest in the Award made under this Agreement.

9.                                      Withholding.

To the extent permitted by law, the Company and its Affiliates shall be entitled to deduct and withhold from any payment of any kind otherwise due to the Participant at any time the minimum amount necessary to satisfy their withholding obligations under any tax and/or social security withholding system in connection with the Participant’s Restricted Stock Units.  In addition, the Committee may require the Participant to satisfy the minimum withholding tax obligations by any (or a combination) of the following means: (a) an immediate payment in cleared funds by cash, check, or wire transfer; or (b) authorizing the Company or an Affiliate or the trustee of an employee benefit trust holding Stock with respect to the Plan to withhold and, if applicable, sell into the market, from the shares otherwise vesting or deliverable to the Participant, the number of shares having a Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation.

10.                               Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.

11.                               No Employment Rights.

By signing this Agreement, the Participant acknowledges that:

(a)                                 participation in the Plan is voluntary and occasional and does not create any contractual or other right to future participation in the Plan, or benefits in lieu of participation in the Plan, even if participation is or has been offered repeatedly;

(b)                                 all decisions with respect to future participation in the Plan, if any, will be at the sole discretion of the Committee;

(c)                                  the Participant’s participation in the Plan shall not create a right to further employment with his or her employer and shall not interfere with the ability of his or her employer to terminate the Participant’s employment relationship at any time;

(d)                                 the Participant is voluntarily participating in the Plan;

(e)                                  participation in the Plan is an extraordinary item that does not constitute  payment of any kind for service of any kind rendered to the Company or the Participant’s employer, and which is outside the scope of the Participant’s employment contract, if any;

(f)                                   an Award of Restricted Stock Units acquired pursuant to the Plan is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)                                  the future value of the shares of Stock of the Company is unknown and cannot be predicted with certainty and any Restricted Stock Units granted pursuant to the Plan may increase or decrease in value; and

(h)                                 the Participant will have no entitlement to compensation or damages as a result of any loss or diminution in value of the Restricted Stock Units or the Company’s shares of Stock, as a result of the termination of the Participant’s employment by the Company or any of its Affiliates or by the Participant for any reason whatsoever and whether or not in breach of contract, and, by signing this Agreement, the Participant will be deemed irrevocably to have waived any such entitlement as might arise.

12.                               Data Protection.

The Participant understands that the Company and its Affiliates (the “Data Holder”) hold certain personal information (the “Data”) in connection with the Plan.  The Participant further understands that recipients of Data may be located in Hong Kong or elsewhere.  The Participant authorizes recipients of Data (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker, an employee benefit trust or other third party) as may be required for the administration of the Plan and/or the subsequent holding of Restricted Stock Units on his or her behalf, in electronic or other form, for the purposes of administering the Plan.  The Participant understands that withdrawal of this consent may affect his or her ability to participate in the Plan.

13.                               Amendment.

The terms of this Award of Restricted Stock Units as evidenced by this Agreement may be amended by the Committee without the approval of the Participant, subject however to the limitations set out in the Plan, or may be amended by written agreement of the Participant and the Company.  The Company reserves the right to amend the Plan at any time, subject to any limitations set out in the Plan.

14.                               Governing Law.

This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

15.                               Participant Acknowledgment.

By executing this Agreement, the Participant hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms and conditions of the Restricted Stock Unit Award as set forth in this Agreement, subject to the terms and conditions of the Plan.  The Participant hereby further acknowledges and agrees that his or her right to receive or retain this Award, any amount received pursuant to this Award (in cash or shares of Stock), and any profit or gain realized in connection with this Award, is subject to cancellation and recoupment in accordance with the Company’s Claw-back Policy, as in force from time to time.  The Participant understands that the Participant (and not the Company or any of its Affiliates) shall be responsible for any tax or social security contribution consequences to the Participant that may arise as a result of the grant of this Award of Restricted Stock Units and the issuance or transfer of shares of Stock as contemplated by this Agreement.  By executing this Agreement, the Participant hereby consents to receive documents in relation to the Plan and this Award by electronic delivery, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.  The contents of this document have not been reviewed by any regulatory authority in Hong Kong.  The Participant is advised to exercise caution in relation to the offer.  If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice.

ATTEST:	OM ASSET MANAGEMENT plc

By:

Its:

, Participant